Exhibit 10.2

NEITHER THIS CONVERTIBLE LOAN AGREEMENT NOR THE SECURITIES INTO WHICH THE LOANS MADE PURSUANT HERETO ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE. THESE SECURITIES HAVE BEEN SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE LOAN AGREEMENT

This Convertible Loan Agreement (the “Agreement”) is made and entered into as of November 9, 2025 (the “Effective Date”), by and among KALA BIO, Inc., a NASDAQ listed Delaware corporation having its office at 1167 Massachusetts Avenue, Arlington, MA 02476 (the “Company”) and Mr. David Lazar, an individual residing in Panama (the “Lender”).

Whereas,	the Lender has expressed interest in considering a possible investment transaction with the Company;
Whereas,

in order to facilitate the possible transaction the Company requires funding and the Board of Directors of the Company has determined that it is in the best interest of the Company to raise such capital by means of a convertible loan, in an aggregate principal amount of up to USD $375,000 (the “Loan”);

Whereas,

the Company desires to issue and sell to the Lender, and the Lender, severally and not jointly with any other security holder of the Company, desires to purchase from the Company, the Securities (as defined herein) subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 903 of Regulation S (“Regulation S”) promulgated thereunder;

Whereas,	the Loan and the Conversion Shares, collectively are referred to herein as the “Securities”); and
Whereas,	the Lender desires to provide the Loan to the Company pursuant to the terms and conditions set forth herein.

Now Therefore, the Company and the Lender (each, a “Party” and collectively, the “Parties”), agree as follows.

1.	INTERPRETATION; DEFINITIONS
1.1.	The recitals above and schedules hereto constitute an integral part hereof.
1.2.	The headings of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

2.	THE LOAN
2.1.	The Lender shall provide the Company a convertible loan (the “Loan”) in the amount of up to $375,000 (the “Loan Principal”) promptly following the execution of this Agreement.
2.2.	At each Closing (as such term is defined below) the Lender shall pay the applicable portion of the Loan Principal in U.S. dollars, to the Company by way of a bank transfer.
2.3.

The Loan Principal shall bear simple interest at a rate equal to 15% per annum commencing on the date the Company receives the applicable portion of the Loan Principal and until full repayment thereof in accordance with the terms hereof (the “Interest”, and the Loan Principal and the Interest accrued thereon, the “Loan Amount”). The Interest shall be computed on the basis of a 360-day year, comprised of twelve months counting 30 days each. For periods of indebtedness of less than one month the Interest shall be calculated pro rata to the actual number of days of the month then elapsed. For the avoidance of doubt, the Interest is not contingent on inter alia the receipts, sales, income, profits, cash flow, receivables or property of the Company, or any dividends, distributions, or similar payments thereby.

2.4.	The Company shall bear all bank costs, charges, fees, conversion costs and commissions imposed on the Lender related to the transfer of each payment to and from the Lender hereunder.

3.REPAYMENT

3.1.The Loan Principal shall be due and repaid by the Company to the Lender on the one-year anniversary of receiving the Loan Principal, subject to any permitted extensions as set forth herein (the “Maturity Date”). The Lender acknowledges, notwithstanding the obligations of the Company hereunder, that the Company does not have and does not expect to have unencumbered cash or other assets from which to repay the Loan Principal, the Interest, or any amount hereunder, other than amounts funded hereunder, absent the consummation of an investment transaction with the Lender or another transaction.

3.2.Subject to its compliance with the material terms of this Agreement, the Company may extend the Maturity Date for one year by providing written notice to the Lender up to two months prior to the Maturity Date; in such event, all the provisions of this Agreement will continue to apply. The Company shall not be entitled to extend the Maturity Date, if, following the Closing, it has funded its operations in any manner other than in connection with complying with its filing obligations as a company with securities registered under the Securities Exchange Act of 1934, as amended, the exploration and consummation of one or more equity financing transactions (“Equity Funding”) and other operations incident thereto . For the avoidance of doubt, the issuance of convertible debentures or other forms of indebtedness, whether convertible into equity of the Company or not, shall not be deemed Equity Funding.

3.3.The Interest shall be paid by the Company on a monthly basis by no later than the 15th day of each calendar month starting in December 2025.

3.4.The Company may repay the outstanding Loan Amount in full, and any part thereof, at any time, with no prepayment penalty. However, the Company shall provide the Lender with 3 business days written notice prior to such repayment, during which time the Lender may elect to convert any or all of the outstanding Loan Amount into Conversion Shares as provided herein.

3.5.Any payments to be made by the Company to the Lender hereunder shall be paid by way of a bank transfer to the Lender’s bank account pursuant to wiring instructions given in writing by the Lender, in U.S. dollars.

3.6.The Company shall pay any and all amounts due hereunder without setoff, deduction, counterclaim or defence of any kind, unless such deduction or withholding is required by law.

3.7.All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Agreement, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges, then to the payment of interest and finally to the reduction of the unpaid principal balance of the Loan.

3.8.Mandatory Payments. In addition to all other principal and interest payments provided for in this Agreement, the Company shall also make mandatory payments in accordance with the provisions in this Section.

(a)Disposition of Assets. Subject to the receipt of any consent required from Oxford Finance (as defined below), upon the sale or other disposition or encumbrance of any material assets by the Company or any subsidiary of the Company, the Company shall make a mandatory prepayment, on the date of such sale or other disposition, in an amount equal to one hundred percent (100%) of the proceeds of such disposition net of amounts required to pay taxes and reasonable costs applicable to such sale or disposition, up to the Loan Amount. The foregoing shall not apply to the sale of products by the Company or its subsidiary to their customers in the ordinary course of business, or with respect to the sale of the Company’s material assets as of the date of the Closing.

(b)RESERVED

(c)Additional Indebtedness/Financing. In any event following in which the Company or its subsidiary obtains debt financing of any kind or receives monies in consideration for any securities or other forms of indebtedness, 25% of all proceeds received by the Company or its subsidiary in connection with such financing shall be used to repay the Loan, and such amount of the Loan Amount shall be deemed due and payable.

4.CONVERSION OF THE LOAN AMOUNT

4.1.Conversion. Subject to compliance with the rules and regulations of The Nasdaq Stock Market, at any time prior to the full repayment of the Loan Amount to the Lender, the Lender shall have the right to convert all or any of the then outstanding and unpaid portion of the Loan Amount into shares (the “Conversion Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) upon prior written notice to the Company in accordance with Section 4.3 hereof.

4.2.The Conversion Shares shall have the same rights, preferences and privileges attached to the shares of Common Stock, as set forth in the Certificate of Incorporation of the Company, as amended and as in affect at such time.

4.3.Conversion Price. The conversion price for the Loan Amount (the “Conversion Price”) shall be determined, with respect to each conversion of the Loan Amount, at the time of such conversion, as a price per share equal to the lower of:

(i)the lowest effective price per share set in connection with any funds raised by the Company during the six months following the First Closing. Effective price per share means (i) if only shares of Company Common Stock are sold in such transaction, the amount actually received in cash by the Company and (ii) if shares of Company Common Stock are sold in a transaction and, in connection therewith additional securities or rights are sold or otherwise issued, the amount actually received in cash by the Company, for the shares of Company Common Stock and such additional rights upon their issuance, reduced by the aggregate fair market value of the additional rights (as determined using the Black-Scholes option pricing model or another method determined by the Company in good faith), in each case, divided by the number of shares of Company Common Stock issued in such transaction;

(ii)80% of the lowest effective price per share set in connection with any funds raised by the Company at any time subsequent to six months following the First Closing until such time as the Loans are fully repaid or otherwise converted;

(iii)a price per share reflecting a post-money valuation based on shares outstanding of the Company of USD $10,000,000 following the first investment in the Company following Closing; or

(iv)the closing price per share of the Common Stock on The Nasdaq Capital Market (or any successor exchange on which the Common Stock is then listed) on the date immediately prior to the date written notice of conversion is received by the Company;

provided, however, that in the event the issuance of the Conversion Shares would result in a “20% Issuance” as defined in Nasdaq Rule 5635(d), then such effective price per share shall be equal to the “Minimum Price” as defined in Nasdaq Rule 5635(d).

4.4.Conversion Upon Liquidity Event. Without derogating from the foregoing, if prior to the Maturity Date, the Company enters into a definitive agreement to consummate an M&A Transaction (as defined below) or an underwritten public offering (a “Public Offering” and together with an M&A Transaction, a “Liquidity Event”), and if the Loan Amount has not previously converted or been repaid pursuant to the terms provided herein, the Lender shall have the right to elect (i) to convert the entire Loan Amount into the most senior class of shares issued by the Company immediately prior to the closing of the Liquidity Event; or (ii) have the entire Loan Amount repaid. The conversion price for the Loan Amount in a Liquidity Event shall determined in accordance with Section 4.3 above.

To the extent practical, the Company shall notify the Lender in writing as soon as reasonably practical ahead of the proposed consummation of the Liquidity Event. Within 5 days of the date of the Company’s notice, the Lender shall notify the Company in writing, as to whether its Loan Amount shall be converted or repaid in accordance with this Section 4.4. Should the Lender not notify the Company within the prescribed period, it shall be deemed to have elected to convert its Loan Amount into Conversion Shares on the date of the Liquidity Event.

For the purpose herein an “M&A Transaction” shall mean: (i) a merger, reorganization or consolidation or any other similar transaction or acquisition of the Company, as a result of which the shareholders of the Company prior to the Closing, do not own, by virtue of their shareholdings in the Company prior to such event, a majority of the voting shares of the surviving entity (which surviving entity may be the Company) or acquiring entity or the parent company of such surviving or acquiring entity, or (ii) the disposition of all or substantially all of the assets of the Company (including by way of a grant of an exclusive license or lease to all or substantially all of the Company’s or any subsidiary’s intellectual property), or (iii) a sale or other disposition of all or substantially all of the shares (including without limitation by way of repurchase or redemption by the Company) or a sale or any other transaction or series of related transactions in which all or substantially all of the issued and outstanding share capital of the Company is acquired by any person (other than a Public Offering).

4.5.RESERVED

4.6.Upon conversion of the Loan Amount, the Company shall issue the Conversion Shares to the Lender, free and clear of any lien, pledge, claim, charge, encumbrance or third party rights of any kind, except for any restrictions and limitations under the Company’s Certificate of Incorporation, as amended from time to time (the “By-Laws”) or the securities laws of the United States. No fractional shares shall be issued upon conversion, and the number of Conversion Shares due upon conversion shall be rounded down to the nearest whole number.

4.7.Adjustment. The number and kind of securities initially issuable upon the conversion of the Loan Amount shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

4.7.1

Adjustment for Shares Splits and Combinations. If the Company at any time or from time to time effects a subdivision of the outstanding shares, the number of shares issuable upon conversion of the Loan Amount immediately before the subdivision shall be proportionately increased, and conversely, if the Company at any time or from time to time combines the outstanding shares, the number of shares issuable upon conversion of the Loan Amount immediately before the combination shall be proportionately decreased. Any adjustment under this Section 4.7.1 shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.7.2

Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in additional shares of the Company, then and in each such event the number of shares issuable upon conversion of the Loan Amount shall be increased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the number of shares issuable upon conversion of the Loan Amount by a fraction: (i) the numerator of which shall be the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares issuable in payment of such dividend or distribution, and (ii) the denominator of which is the total number of shares of the Company issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed thereof, the number of shares issuable upon conversion of the Loan Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the number of shares issuable upon conversion of the Loan Amount shall be adjusted pursuant to this Section 4.7.2 as of the time of actual payment of such dividends or distributions.

4.7.3

Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time makes, or fixes a record date for the determination of holders of shares entitled to receive a dividend or other distribution payable in securities of the Company other than shares, then in each such event provision shall be made so that the Lender shall receive upon conversion of the Loan Amount, in addition to the number of shares receivable thereupon, the amount of securities of the Company that the Lender would have received had the Loan Amount being converted into immediately prior to such event (or the record date for such event) and had the Lender thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4.7 and the By-Laws with respect to the rights of the Lender. The Company shall not make any cash dividends or distributions to its shareholders until the entire Loan Amount has been repaid to the Lender.

4.7.4

Other Transactions. In the event that the Company shall issue shares to its shareholders as a result of a split-off, spin-off or the like, then the Company shall only complete such issuance or other action if, as part thereof, allowance is made to protect the economic interest of the Lender either by increasing the number of Conversion Shares, adjusting the Conversion Price, and/or by procuring that the Lender shall be entitled, on economically proportionate terms, determined in good faith by the Company’s Board of Directors, to acquire additional shares of the spun-off or split-off entities, in the event of an conversion of the Loan Amount.

4.7.5

Other Dilutive Events. In case any event shall occur as to which the preceding Sections 4.7.1 through 4.7.4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the rights to receive Conversion Shares represented by this Agreement in accordance with the essential intent and principles hereof, then, in each such case, the Company’s Board of Directors shall, in good faith, determine what adjustments are necessary to preserve the rights of the Lender to receive Conversion Shares represented by this Agreement.

4.7.6

Adjustment of Conversion Price. Upon each adjustment in the number of Conversion Shares purchasable hereunder, the Conversion Price shall be proportionately increased or decreased, as the case may be, in a manner that is the inverse of the manner in which the number of Conversion Shares purchasable hereunder shall be adjusted.

4.7.7

Share Swap. The Company undertakes not to enter into any share swap agreement or arrangement (such as a merger, reorganization, or sale of all, or substantially all, of the Company’s shares) (“Share Swap”), unless the other company to such a Share Swap agreement undertakes to allot to the Lender, upon, and subject to, the conversion of the Loan Amount, such securities as were swapped for the shares of the Company, as though the Lender had held the Conversion Shares on the record date of the Share Swap. In the event of a Share Swap, the securities issuable upon conversion of the Loan Amount shall be the swapped securities of such other company (not the Company’s shares). Nothing in this Section 4.7.7 shall derogate from any other provision of this Agreement or confer any other interpretation to any other obligation herein.

4.7.8

Notice of Adjustment. Upon any adjustment to the kind of securities purchasable initially upon the conversion of the Loan Amount is triggered pursuant to this Agreement, the Company shall promptly deliver to the Lender by facsimile or email a notice setting forth a brief statement of the facts requiring such adjustment and the relevant conversion price resulting from such adjustment.

5.	IMMEDIATE REPAYMENT OF THE LOAN
5.1.	Notwithstanding the foregoing, the Loan Amount shall become due and payable in cash upon the occurrence of any of the following events prior to the Maturity Date (each, an “Event of Default”):

(i)the liquidation, dissolution or winding up of the Company or any subsidiary of the Company;

(ii)the filing by the Company or any subsidiary of the Company of any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of debtors, now or hereafter in effect, or seeks the appointment of a custodian, receiver, trustee (or other similar official) of the Company or a subsidiary of the Company or all or any substantial portion of the Company’s assets or such subsidiary’s assets, or makes any general assignment for the benefit of creditors or takes any action in furtherance of any of the foregoing;

(iii)the filing, other than by the Lender, of an involuntary petition, or any proceeding or case is commenced, against the Company or a subsidiary of the Company (unless such proceeding or case is dismissed or discharged within 30 days of the filing or commencement thereof) under any bankruptcy, reorganization, arrangement, insolvency, liquidation or moratorium statute now or hereafter in effect; or

(iv)the appointment of a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) appointed for the Company or a subsidiary of the Company or to take possession, custody or control of all or substantially all of the property of the Company or a subsidiary of the Company.

(v)the breach by the Company or its subsidiary of any material undertaking or obligation under (1) any financing agreement or credit facility (other than the Company’s loan agreement with Oxford Finance LLC (“Oxford Finance”) occurring after the date of this Agreement or (2) any other kind of agreement to which the Company is party and such default is deemed an event of default under such agreement or would have a Material Adverse Effect on the Company or its subsidiary occurring after the date of this Agreement, unless such breach is cured within the time prescribed in such agreement. The term Material Adverse Effect means a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), or financial condition of the Company or its subsidiary.

(vi)the failure by the Company to fully or timely discharge its duties and obligations under this Agreement. A failure to make payments in full and in a timely manner, shall not be deemed an Event of Default unless the Company has failure to cure such default within ten (10) business days. Any other failure set forth in this Section 5 shall not be deemed an Event of Default unless such failure or breach has not been cured within 14 (fourteen) business days.

6.	DISCHARGE OF THE LOAN

Upon full and complete repayment of the Loan Amount, or full and complete conversion of the Loan Amount into Conversion Shares, the Loan Amount shall be deemed fully discharged,

and the Company shall not have any further duties or obligations with respect thereto.

7.	CLOSING
7.1.

Closing. Unless any of the representations or warranties of the Company are incorrect at such time, or the Company is non-compliant with any covenants pursuant hereto (as is, without waivers, consents or modification) the closings of this Agreement (each a “Closing”) shall take place no later than November 10, 2025 with respect to the first half of the Loan Principal (the “First Closing”), and no later than November 12, 2025 with respect to second half of the Loan Principal (the “Second Closing”), unless extended by mutual agreement of the Company and the Lender.

7.2.

On or prior to the First Closing, the Company shall deliver or cause to be delivered to Lender a copy of duly executed resolutions of Company’s Board of Directors authorizing Company’s execution, delivery, and performance of this Agreement, including, inter alia, the issuance and allotment of the Conversion Shares to the Lender upon conversion of the Loan Amount, as well as the authorization of a right for the Lender to sell, assign or otherwise transfer either the Loan (as well as any Conversion Shares underlying any such Loan), (the “Securities Purchase Rights”), including by way of option for Lender to sell and/or a transferee thereof to purchase, the Securities Purchase Rights (the “Securities Purchase Rights Transfer Right”);

7.3.	At each Closing, the Lender shall make the applicable portion of the Loan Principal available to the Company by wire transfer in immediately available funds.
8.	REPRESENTATIONS, WARRANTIES, UNDERTAKINGS AND COVENANTS OF THE COMPANY

The Company hereby represents and warrants to the Lender that the statements contained in this Section 8 are true and correct as of the Closing:

8.1.

Organization. The Company is duly organized and validly existing under the laws of State of Delaware. The Company has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and to execute the Agreement, and to consummate the transactions contemplated hereby and thereby.

8.2.	By-Laws. The By-Laws which will be in effect upon the Closing are as filed with the SEC Reports (as defined herein).
8.3.

Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, has been taken or will be taken prior to, or at, the Closing. Other than as set forth on Schedule 8.3, no third-party consents or authorizations are required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement. This Agreement is duly executed and constitutes valid and legally binding obligations, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

8.4.

No Breach. Neither the execution of the Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Company with the terms and provisions hereof will conflict with, or result in a material breach or violation of (i) any note, contract, lease, instrument, document or agreement to which the Company is a party of, other than its loan documents with Oxford Finance, (ii) the By-Laws or any other governing instruments, or (iii) any law, statute, ordinance, regulation, order, injunction, decree, or judgment of any court, arbitrator or other competent judicial or governmental authority, applicable to the Company.

8.5.	Share Capital.

Except for the transactions contemplated by this Agreement, and except as disclosed in the SEC Documents, there are no other shares, convertible securities or outstanding or committed warrants, options or other rights to subscribe for, purchase or acquire securities from the Company, including without limitation, pre-emptive rights, participation rights, anti-dilution rights or rights of first refusal.

8.6.

Conversion Shares. The Conversion Shares, when issued in accordance with the provisions hereof, shall be duly and validly authorized and issued, shall be issued in compliance with all applicable laws, including the relevant securities laws of the United States, shall be fully paid and non-assessable and shall be issued free and clear of any security interest or pre-emptive rights, except for any restrictions and limitations set forth in the By-Laws and will be duly registered in the name of the Lenders.

8.7.

SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the 2 years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the 2 years preceding the date hereof as amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension (including pursuant to SEC from 12b-25). The Company has delivered to the Lender or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company and its subsidiaries included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

8.8.

10(b)-5. The SEC Documents do not include any untrue statements of material fact, nor do they omit to state any material fact required to be stated therein necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

8.9.

Sarbanes-Oxley Act. The Company and its subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act, that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are applicable to the Company and its subsidiaries and effective as of the date hereof.

8.10.

Investment Company. The Company is not, and is not an affiliate of, and immediately after receipt of the proceeds from the Loan Agreement, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

8.11.

Registration Rights. Other than as set forth on Schedule 8.11, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company. There are no outstanding registration statements not yet declared effective and there are no outstanding comment letters from the SEC or any other regulatory agency.

8.12.	RESERVED
8.13.

Private Placement. Assuming the accuracy of the Lenders’ representations and warranties set forth in Section 9, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Lender as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NASDAQ Capital Market (the “Primary Market”).

8.14.

Listing and Maintenance Requirements. The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to terminate, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. Other than as set forth on Schedule 8.14, the Company has not, in the 12 months preceding the date hereof, received notice from the Primary Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Primary Market. The Company is in compliance with all such listing and maintenance requirements.

8.15.

Effectiveness; Survival. Each representation and warranty herein is deemed to be made on the date of this Agreement and shall remain in full force and effect for a period of two years following the Effective Date.

8.16.

Use of Funds. The Company shall use the proceeds of the Loan Principal for the sole purposes of facilitating the negotiations and finalization of an investment transaction (the “Investment Transaction”) by the Lender and funding the operations of the Company as provided in Schedule 8.16.

8.17.

Due Diligence. Company shall facilitate the Lender’s due diligence investigation by, among other things, complying promptly with Lender’s due diligence requests or of the Lender’s legal and financial counsel.

8.18.	Access. Until the earlier of the consummation of the Investment Transaction, the repayment of the Loan Amount or the issuance of the Conversion Shares in full satisfaction of the Loan Amount, Company shall, upon reasonable prior notice and during business hours, give the Lender and his representatives, accountants, and counsel (the “Access Parties”) access to the property, records, financial statements, internal and external audit reports, regulatory reports and all other documents and other information concerning Company; provided, however, that the Lender and such Access Parties shall agree to hold in confidence all information so provided; and provided further, that the Company reserves the right to withhold any information if (x) access to such information would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel, result in disclosure of trade secrets or highly confidential information, creates a competitive harm or competitive disadvantage, or relates solely to subject matter in which the Lender or the Access Parties may have a conflict of interest.

8.19.No-Shop. The company shall not negotiate or seek alternative offers for investment transactions upon signing this Agreement through November 17, 2025 to allow for a finalized investment agreement with Lender. The Lender, at its sole and absolute discretion, shall be entitled to extend this “no shop” period for one additional period through November 30, 2025, subject to the provision of an additional loan in the amount of $375,000 on the same terms and conditions of this Agreement.

8.20.RESERVED.

8.21.Public Announcements; Confidentiality. From and after the date of this Agreement, except as required by applicable law,

(i) the Company hereby covenants and undertakes to Lender that Company shall not (and shall ensure that its representatives do not) issue any press release or make any public statement regarding (or otherwise disclose to any Person the existence or terms of) this Agreement or any of the other transactions or documents contemplated by this Agreement, without Lender’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

(ii) the Parties agree that at all times after the date of this Agreement the Parties shall (and the Parties shall ensure that their respective representatives) keep strictly confidential all information relating to the Company and the Lender.

(iii) Notwithstanding that which is stated elsewhere in this Agreement, to the extent that Company is required under any applicable securities law, or by the applicable rules of any stock exchange on which Company lists its securities, to deliver any notice to a stock exchange or relevant securities regulatory authority and/or issue any public announcement with respect to the commercial relationship between the Parties hereto and/or this Agreement, including the filing of a copy of this Agreement or any schedules, exhibits or annexes thereof, as may be required by law, it shall be permitted to make such announcement, or file such filing. Notwithstanding the foregoing, the form of the first public announcement which is required to be to be submitted by the Company to the Commission in connection with this Agreement will be provided to the Lender prior to its filing. Without prejudice to the foregoing, with respect to any subsequent public disclosure of the terms of this Agreement which has not been previously made public, including the filing of the form of this Agreement, Company shall give advance notice to Lender of such impending disclosure which shall be coordinated with the Lender, and Company shall endeavor in good faith to assist the

Lender to secure and enable confidential treatment of confidential parts of the Agreement.

9.	REPRESENTATIONS AND WARRANTIES OF THE LENDER
9.1.

The Lender hereby represents and warrants to the Company that the statements contained in this Section 9 are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

9.2.

Authorization. The Lender has full legal capacity to enter into this Agreement and the Agreement constitutes valid and legally binding obligations, enforceable in accordance with its terms except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

9.3.

Purchase Entirely for Own Account. This Agreement is made with the Lender in reliance upon the Lender’s representation to the Company that the Securities are being acquired for investment for the Lender’s own account, and not with a view to the immediate resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same.

9.4.

Investment Representations. The Lender hereby acknowledges that the Securities have not been registered under the securities laws of the United States or any other jurisdiction (the “Securities Laws”) and that they are being offered and sold pursuant to exemptions from registration contained in the Securities Laws based in part upon the representations and warranties of the Lender contained in this Agreement. Accordingly, Lender hereby represents and warrants as follows:

(i)

Economic Risk. It is capable of evaluating the merits and risks of its investment in Company and has the capacity to protect its own interests. Any interest Securities may not be sold, pledged or otherwise transferred or hypothecated unless the Securities are registered pursuant to the Securities Laws, or an exemption from such registration is available under the Securities Laws, and in the absence of such registration or exemption, the Lender must bear the economic risk of this investment indefinitely. It understands that there is no assurance that any exemption from registration under the Securities Laws will be available and that, even if available, such exemption may not allow the transfer all or any portion of the Securities under the circumstances, in the amounts or at the times the Lender might propose.

(ii)

Acquisition for Own Account. The Lender is acquiring the Securities for its own account for investment only, and not with a view towards their distribution or resale, without prejudice, however, to its right, at all times, to sell or otherwise dispose of all or any part of such securities pursuant to an effective registration statement under the Securities Laws or under an exemption from such registration and in compliance with applicable Securities Laws.

(iii)

Protecting Its Interest. By reason of its, or of its management’s (if any), business or financial experience, it has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and has had the opportunity to consult legal counsel, as well as tax and other advisors.

(iv)	General Solicitation. The Securities are not being purchased as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(v)

Company’s Information. No offering memorandum or similar disclosure document has been prepared in connection with the offer to acquire the Securities, and it has had the opportunity to review this Agreement (including all exhibits and schedules thereto) and the Company’s reports filed publicly with the SEC and has been afforded access to publicly disclosed information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment and that is necessary to make an informed investment decision with respect to the investment in the Company. The only representations and warranties being given by the Company are contained in this Agreement. No broker or agent of the Company has provided any information or advice with respect to the Securities nor is such information or advice necessary or desired. The Lender hereby acknowledges that (i) the Company is insolvent, has no cash or liquid assets (other than the Loan Amount) and has illiquid asset value that is low or indeterminable; (ii) the Company has obligations to secured and unsecured creditors in excess of $9.8 million (secured) and $8.3 million (unsecured) prior to the date of this Agreement; and (iii) any financial obligations under this Agreement, including the Company’s obligation to repay the Loan Amount or pay amounts pursuant to the indemnification provisions included herein may never be paid to the Lender.

(vi)

Rule 144. Lender acknowledges that it is aware that Rule 144 under the Securities Act which allows for the public resale of restricted and control securities, as the case may be, if a number of conditions are met, may not necessarily be available with respect to the Securities and, in any event, is available only if certain conditions are satisfied, and that any sale of the Securities that might be made in reliance upon Rule 144 may only be made in accordance with the terms and conditions of such rule and that a copy of Rule 144 will be delivered to Lender upon request.

(vii)

Purchaser Status. At the time Lender was offered the Securities, it was, and as of the date hereof it is a “non-US person” as defined in Regulation S as promulgated under the Securities Act and/or an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(viii)

Regulation S Exemption. Lender understands that the Securities are being offered and sold to Lender, outside of the United States of America in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the applicability of such exemptions and the suitability of the Lender to acquire the Securities. In this regard, the Lender represents, warrants and agrees that:

(a)

Lender is not a U.S. Person (as defined in Regulation S) and is not an affiliate (as defined in Rule 501(b) under the 1933 Act) of the Company and is not acquiring the Securities for the account or benefit of a U.S. Person.

(b)	At the time of the origination of contact concerning the issuance of the Securities and the date of the execution and delivery of this Agreement, Lender was outside of the United States.
(c)

Lender will not, during any ‘distribution compliance period’ under Regulation S, if applicable (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(d)

Lender will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(e)

Neither Lender nor or any person acting on Lender’s behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and Lender and any person acting on Lender’s behalf have complied and will comply with any applicable “offering restrictions” requirements of Regulation S under the Securities Act.

(f)

The issuance of the Securities contemplated by this Agreement have not been pre-arranged with a Company located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(g)

Neither Lender nor any person acting on Lender’s behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities. Lender agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities.

(h)

No offer to enter into this Agreement has been made by the Company to the Lender in the United States; and neither the Lender nor any of its respective affiliates or any persons acting on its behalf or on behalf of any affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for sales of the Company’s Common Stock, including, but not limited to, effecting any sale or short sale of securities, prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act.

(ix)

Compliance with Laws. Any resale of the Securities during a ‘distribution compliance period’, if applicable, as defined in Rule 902(t) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of the Securities in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. Lender will not offer to sell or sell the Securities in any jurisdiction unless Lender obtains all required consents, if any.

(x)

No Governmental Review. It understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(xi)

Restricted Securities. It understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being issued by the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration in the United States of America under the Securities Act only. It understands and acknowledges that: (i) the Securities are being offered and sold without registration under the Securities Laws in a private placement that is exempt from the registration provisions of the Securities Laws and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and it hereby consents to such reliance.

(xii)

Independent Advice. It understands that nothing in this Agreement or any other materials presented to it by or on behalf of the Company in connection with Securities constitutes legal, tax or investment advice.

(xiii)

Restrictive Legends. Lender agrees to the imprinting, so long as required, of a legend on any document or certificate evidencing the Securities may be imprinted with the following legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED HEREBY WILL BE OFFERED ONLY OUTSIDE OF THE UNITED STATES TO NON‐U.S. PERSONS, PURSUANT TO THE PROVISIONS OF REGULATION S OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ACQUIRED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT, OR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE

ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS EITHER IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS. IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTIONS ARE IN COMPLIANCE WITH THE ACT.”

Certificates evidencing the Securities shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such Security is effective under the Securities Act, (ii) following any sale of Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date (the “Effective Date”) of a registration statement if required by the Company’s transfer agent to effect the removal of the legend hereunder. If all or any portion of the Loan is converted by the Lender at a time when there is an effective registration statement to cover the resale of the Conversion Shares, such Conversion Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this section, it will, no later than 2 Trading Days following the delivery by a Lender to the Company or the Company’s transfer agent of a certificate representing Conversion Shares, issued with a restrictive legend (such 2nd Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Lender a certificate or book entry notation representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this section. The Lender acknowledges that the Company’s agreement hereunder to remove all legends from Conversion Shares is not an affirmative statement or representation that such Conversion Shares are freely tradable. The Lender, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this section is predicated upon the Company’s reliance that the Lender will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein.

10.TRANSFER OF LOANS

10.1.The Lender may transfer its rights in the Loan, and following the conversion of the Loan the Lender may transfer the Conversion Shares, without the prior written consent of the Company, subject only to the general limitations on transfer of securities under applicable law.

10.2.Subject to the provisions of this Section, nothing contained in this Agreement shall be construed as preventing Lender, at any time after the date hereof, from selling, pledging, assigning or transferring the Loan and in connection with any such sale, pledge, assignment or transfer from assigning this Agreement to the purchaser of the Loan.

10.3.

Notwithstanding the foregoing, the Loan is issued as a fully registered instrument and will be registered to the Lender on the books of Company (within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(A)). The Company as registrar of the Loan shall treat the Lender as the absolute owner thereof (unless the Company has been given notice of the transfer of the Loan in accordance with the provisions of the following sentence) for all purposes, including the right to receive payments of principal of, and interest on, the Loan. The right to receive the principal of, and interest on, the Loan may be transferred only upon the delivery to the Company of written notice of such transfer, duly executed by the registered owner of the Loan (or its attorney-in-fact or legal representative) containing information sufficient to enable the Lender to identify each owner of an interest in the Loan, and the surrender of the existing instrument and the reissuance by the Company to the new holder of such instrument or a replacement instrument. Each successor holder shall acknowledge that in order to obtain the benefit of the “portfolio interest exemption” (if applicable) such holder shall provide the necessary withholding certificates (including Internal Revenue Service Form W-8BEN-E). Each permitted transfer of ownership of an interest in the Loan shall be reflected by an entry on the books of the Company after receipt of such notice of transfer. Upon any such sale, pledge, assignment or transfer of the Loan and upon assignment of this Agreement to the purchaser of the Loan, Lender shall be released and discharged from any liability or responsibility with respect to the Loan and any other Transaction Documents and references to “Lender” in this Agreement shall, with respect to any matters thereafter occurring, be deemed to be references to the purchaser of the Loan. Lender and each assignee hereof, agree to indemnify Company and its affiliates and each of their respective owners, members, shareholders, directors, officers, employees, partners, agents, subsidiaries, divisions or affiliated corporations or organizations, whether previously or hereinafter affiliated in any manner, against, and hold each of them harmless from, any damage, claim, loss, cost, liability or expense, including interest, penalties, fines, amounts paid in settlement, reasonable attorneys’ fees and expenses of investigation, response action, removal action or remedial action that arise out of or relate to (a) any breach of any representation or warranty contained in any certificate or other instrument delivered by such successor holder, including without limitation form W-8BEN-E, (b) any action, suit or proceeding, whether civil or criminal and whether judicial, administrative, investigative or otherwise (each as made against Company in connection with any claim and/or determination that any such successor holder does not qualify for exemption from U.S. withholding tax), and/or (c) any event or circumstance under which Company will be treated as a ‘taxpayer-in-default’ or otherwise will incur damages for not withholding taxes on interest payments made to the Lender or under the Loan.

10.4.	Notwithstanding anything contained herein to the contrary, any violation of Section 10.3 shall not be deemed to be an “Event of Default” as set forth in Section 5.
11.	MISCELLANEOUS
11.1.

Applicable Law. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

11.2.Counterpart Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

11.3.Entire Agreement. This Agreement constitutes the full and entire agreement, covenants, promises and understandings between the Parties hereto with respect to the subject matter hereof, and supersede any and all prior agreements, understandings, promises and representations made by all or some of the Parties, written or oral, concerning the subject matter hereof and the terms applicable hereto.

11.4.Amendment. Any term of this Agreement may be amended, waived of modified only with the written consent of the Company and the Lender.

11.5.Notice. Notice as required herein shall be delivered by hand, by e-mail, fax, by courier service or by registered or certified mail, return receipt requested, postage prepaid. A notice shall be addressed to the other Party at the address listed above, or to another address, which may subsequently be specified in writing by a Party. A notice shall be effective 1 business day after being delivered by hand, e-mail, courier service or by fax, and 7 business days after being sent by registered or certified mail.

11.6.Further Actions. At any time and from time to time, each party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonable necessary to effectuate the purposes of this Agreement.

11.7.Severability. To the extent that any of the restrictions set forth herein is found by a court having jurisdiction to be unreasonable or overly-broad as to geographic area, scope or time or to be otherwise unenforceable, it is the intention that the restrictions set forth in this undertaking be reformed, modified and redefined by such court so as to be reasonable and enforceable and, as so modified by such court, to be fully enforced.

11.8.Independent Nature of Lenders’ Obligations and Rights. The obligations of the Lender under this Agreement are several and not joint with the obligations of any other person providing any loans or other financing to the Company contemporaneously with the Closing, and the Lender shall not be responsible in any way for the performance or non-performance of the obligations of any other person. Nothing contained herein or in any other ancillary document, and no action taken by the Lender pursuant hereto or thereto, shall be deemed to constitute the Lender as being part of a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Lender is in any way acting in concert or as a group together with other persons with respect to such obligations or the transactions contemplated by this Agreement. The Lender shall be entitled to independently protect and enforce its rights including, without limitation, the conversion, repayment, or enforcement rights arising out of this Agreement or out of the other ancillary documents, and it shall not be necessary for any other person to be joined as an additional party in any Proceeding for such purpose. The Lender has been afforded the opportunity to be represented by its own separate legal counsel in its review and negotiation of the Agreement. It is clarified that the legal counsel for the Lender represents such Lender exclusively and not the Company nor any other person. It is expressly understood and agreed that, unless stated otherwise, each provision contained in this Agreement and in each other ancillary document is between the Company and the Lender, solely, and not between the Company and any other persons collectively and not between and among the Lender and any other persons.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Convertible Loan Agreement on the date first above written.

/s/ Todd Bazemore		/s/ David Lazar

KALA BIO, INC.		MR. DAVID LAZAR

BY:	TODD BAZEMORE
TITLE:	PRESIDENT AND CHIEF EXECUTIVE OFFICER